THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                  (UNAUDITED)
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
                                        THREE MONTHS ENDED       SIX MONTHS ENDED
                                              JUNE 30,                JUNE 30,
                                       ---------------------   ---------------------
                                         1998        1997        1998        1997
                                       ---------   ---------   ---------   ---------
Common shares outstanding beginning
  of period                            7,907,123   7,762,129   7,905,523   7,757,329

Effect of Weighting Shares:
  Employee stock options exercised         8,487      92,856       5,580      50,018
  Issue of treasury stock                  2,004          --       2,004          --
                                      ----------  ----------  ----------  ----------

Basic                                  7,917,614   7,854,985   7,913,107   7,807,347
                                      ==========  ==========  ==========  ==========

Common shares outstanding beginning
  of period                            7,907,123   7,762,129   7,905,523   7,757,329

Effect of Weighting Shares:
  Employee stock options exercised         8,487      92,856       5,580      50,018
  Employee stock options outstanding     210,369     215,623     228,200     255,915
  Issue of treasury stock                  2,004          --       2,004          --
                                      ----------  ----------  ----------  ----------

Diluted                                8,127,983   8,070,608   8,141,307   8,063,262
                                      ==========  ==========  ==========  ==========

Net income                            $1,123,000  $1,028,000  $2,118,000  $1,829,000
                                      ==========  ==========  ==========  ==========

NET INCOME PER COMMON SHARE:

Basic                                 $     0.14  $     0.13  $     0.27  $     0.23
                                      ==========  ==========  ==========  ==========
Diluted                               $     0.14  $     0.13  $     0.26  $     0.23
                                      ==========  ==========  ==========  ==========
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